Exhibit 99.1

For Immediate Release
April 29, 2016

PNM Resources Reports First Quarter Results
2016 Earnings Guidance Affirmed, Conference call set for 11 a.m. Eastern today

PNM Resources (In millions, except EPS)

	Q1 2016	Q1 2015
GAAP net earnings	$10.5	$14.3
GAAP diluted EPS	$0.13	$0.18
Ongoing net earnings	$10.8	$16.5
Ongoing diluted EPS	$0.13	$0.21

(ALBUQUERQUE, N.M.) – PNM Resources (NYSE: PNM) today released the company’s 2016 first quarter earnings results. In addition, management affirmed its 2016 consolidated ongoing earnings guidance of $1.55 to $1.76 per diluted share.

“The company’s performance remains consistent with our expectations. Our general rate case continues to move ahead as we seek approval for recovery of our investments in New Mexico,” said Pat Vincent-Collawn, PNM Resources’ chairman, president and CEO. “As always, we remain focused on providing reliable, affordable and environmentally responsible power, and superior customer service.”

SEGMENT REPORTING OF 2016 FIRST QUARTER EARNINGS
PNM – a vertically integrated electric utility in New Mexico with distribution, transmission and generation assets.
PNM (In millions, except EPS)

	Q1 2016	Q1 2015
GAAP net earnings	$4.1	$10.0
GAAP diluted EPS	$0.05	$0.12
Ongoing net earnings	$4.1	$11.1
Ongoing diluted EPS	$0.05	$0.14

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PNM Resources Reports Q1 Earnings            4-29-16                    p. 2 of 4

•
In the first quarter, PNM’s ongoing earnings benefitted primarily from the elimination of Palo Verde Unit 2 lease costs following the purchase of 64 MW’s of leases in January 2016. This was more than offset by plant outage costs, increased depreciation expense and property tax from new investments, lower Palo Verde Unit 3 market sales prices and higher interest expense from the issuance of new long-term debt.

TNMP – an electric transmission and distribution utility in Texas.

TNMP (In millions, except EPS)

	Q1 2016	Q1 2015
GAAP net earnings	$7.5	$7.7
GAAP diluted EPS	$0.09	$0.10
Ongoing net earnings	$7.5	$7.7
Ongoing diluted EPS	$0.09	$0.10

•
In the first quarter, TNMP’s ongoing earnings benefitted from transmission rate relief, offset by milder weather and higher depreciation and property tax expenses resulting from additional capital investments.

Corporate and Other – a segment that reflects costs at the PNM Resources holding company, mainly comprised of interest expense related to debt.

Corporate and Other (In millions, except EPS)

	Q1 2016	Q1 2015
GAAP net earnings (loss)	$(1.1)	$(3.3)
GAAP diluted EPS	$(0.01)	$(0.04)
Ongoing net earnings (loss)	$(0.8)	$(2.3)
Ongoing diluted EPS	$(0.01)	$(0.03)

•
Corporate and Other benefitted from a net improvement in interest expense related to the repayment of long-term debt in May 2015 and net interest earned on the loan provided to Westmoreland Coal Company to finance its purchase of the San Juan Coal Company.

Financial materials are available at http://www.pnmresources.com/investors/results.cfm.

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PNM Resources Reports Q1 Earnings            4-29-16                    p. 3 of 4

FIRST QUARTER CONFERENCE CALL: 11 AM EASTERN TODAY

PNM Resources will discuss first quarter earnings results during a live conference call and webcast today at 11 a.m. Eastern. Speaking on the call will be Pat Vincent-Collawn, PNM Resources chairman, president and CEO, and Chuck Eldred, PNM Resources executive vice president and CFO.

A live webcast of the call will be archived at http://www.pnmresources.com/investors/events.cfm.
Listeners are encouraged to visit the website at least 30 minutes before the event to register, download and install any necessary audio software.

Investors and analysts can participate in the live conference call by pre-registering using the following link to receive a special dial-in number and PIN: http://dpregister.com/10083356. Telephone participants who are unable to pre-register may participate in the live conference call by dialing (877) 276-8648 or (412) 317-5474 fifteen minutes prior to the event and referencing “the PNM Resources first quarter conference call.”

Supporting material for PNM Resources’ earnings announcements can be viewed and downloaded at http://www.pnmresources.com/investors/results.cfm.

Background:
PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with 2015 consolidated operating revenues of $1.4 billion. Through its regulated utilities, PNM and TNMP, PNM Resources has approximately 2,787 megawatts of generation capacity and provides electricity to more than 760,000 homes and businesses in New Mexico and Texas. For more information, visit the company's website at www.PNMResources.com.

CONTACTS:
Analysts                        Media
Jimmie Blotter                        Pahl Shipley
(505) 241-2227                    (505) 241-2782

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this news release that relate to future events or PNM Resources, Inc.’s (“PNMR”), Public Service Company of New Mexico’s (“PNM”), or Texas-New Mexico Power Company’s (“TNMP”) (collectively, the “Company”) expectations, projections, estimates, intentions, goals, targets, and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates. PNMR, PNM, and TNMP assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, PNMR, PNM, and TNMP caution readers not to place undue reliance on these statements. PNMR's, PNM's, and TNMP's business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond their control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. For a discussion of risk factors and other important factors affecting forward-looking statements, please see the Company’s Form 10-K and Form 10-Q filings with the Securities and Exchange Commission, which factors are specifically incorporated by reference herein.

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PNM Resources Reports Q1 Earnings            4-29-16                    p. 4 of 4

Non-GAAP Financial Measures
The Company uses ongoing earnings and ongoing earnings per diluted share (or ongoing diluted earnings per share) to evaluate the operations of the Company and to establish goals for management and employees. While the Company believes these financial measures are appropriate and useful for investors, they are not measures presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”). The Company does not intend for these measures, or any piece of these measures, to represent any financial measure as defined by GAAP. Furthermore, the Company’s calculations of these measures as presented may or may not be comparable to similarly titled measures used by other companies. The Company uses ongoing earnings guidance to provide investors with management's expectations of ongoing financial performance over the period presented. While the Company believes ongoing earnings guidance is an appropriate measure, it is not a measure presented in accordance with GAAP. The Company does not intend for ongoing earnings guidance to represent an expectation of net earnings as defined by GAAP. Management is generally not able to estimate the impact of the reconciling items between ongoing earnings guidance and forecasted GAAP net earnings, nor their probable impact on GAAP net earnings; therefore, management is generally not able to provide a corresponding GAAP equivalent for earnings guidance.

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PNM Resources, Inc. and Subsidiaries
Schedule 1
Reconciliation of GAAP to Ongoing Earnings
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	Consolidated
	(in thousands)
Three Months Ended March 31, 2016
GAAP Net Earnings (Loss) Attributable to PNMR	$4,142	$7,456	$(1,052)	$10,546
Adjusting items, net of income tax effects
Mark-to-market impact of economic hedges[1]	(875)	—	—	(875)
Net change in unrealized impairments of available-for-sale securities[2]	(986)	—	—	(986)
New Mexico corporate income tax rate change[8]	804	—	(92)	712
Regulatory disallowances and restructuring costs[3]	472	—	357	829
Pension expense related to previously disposed of gas distribution business[4]	564	—		564
Total Adjustments	(21)	—	265	244
Ongoing Earnings (Loss)	$4,121	$7,456	$(787)	$10,790

Three Months Ended March 31, 2015
GAAP Net Earnings (Loss) Attributable to PNMR	$9,990	$7,694	$(3,344)	$14,340
Adjusting items, net of income tax effects
Mark-to-market impact of economic hedges[5]	1,045	—	—	1,045
Net change in unrealized impairments of available-for-sale securities[2]	(261)	—	—	(261)
New Mexico corporate income tax rate change[8]	(470)	—	(203)	(673)
Regulatory disallowances[6]	131	—	—	131
State tax credit and NOL impairment[8]	658	—	342	1,000
Loss related to previously disposed of activities[7]	—	—	902	902
Total Adjustments	1,103	—	1,041	2,144
Ongoing Earnings (Loss)	$11,093	$7,694	$(2,303)	$16,484

2016 income tax effects calculated using tax rates of 35.00% for TNMP and 39.02% for other segments.
2015 income tax effects calculated using tax rates of 35.00% for TNMP and 39.19% for other segments.

The impacts of adjusting items are reflected on the GAAP Condensed Consolidated Statement of Earnings as follows:
[1]Pre-tax[8] impacts reflected as $1,364 thousand increase in "Electric Operating Revenues" and $71 thousand reduction in "Cost of energy"
[2]Pre-tax[8] impact reflected in "Gains on available-for-sale securities"
[3]Pre-tax[8] impact reflected as $774 thousand increase in "Regulatory disallowances and restructuring costs" and $586 thousand increase in "Other (deductions)"
[4]Pre-tax[8] impact reflected in "Administrative and general"
[5]Pre-tax[8] impacts reflected as $1,648 thousand reduction in "Electric Operating Revenues" and $71 thousand increase in "Cost of energy"
[6]Pre-tax[8] impact reflected in "Regulatory disallowances and restructuring costs"
[7]Pre-tax[8] impacts reflected as $291 thousand increase in "Taxes other than income taxes", $69 thousand increase in "Interest charges", and $1,122 thousand increase in "Other (deductions)"
[8]Tax impacts reflected in "Income Taxes"

PNM Resources, Inc. and Subsidiaries
Schedule 2
Reconciliation of GAAP to Ongoing Earnings Per Diluted Share
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	Consolidated
	(per diluted share)
Three Months Ended March 31, 2016
GAAP Net Earnings (Loss) Attributable to PNMR	$0.05	$0.09	$(0.01)	$0.13
Adjusting items
Mark-to-market impact of economic hedges	(0.01)	—	—	(0.01)
Net change in unrealized impairments of available-for-sale securities	(0.01)	—	—	(0.01)
New Mexico corporate income tax rate change	0.01	—	—	0.01
Regulatory disallowances and restructuring costs	0.01	—	—	0.01
Pension expense related to previously disposed of gas distribution business	—	—	—	—
Total Adjustments	—	—	—	—
Ongoing Earnings (Loss)	$0.05	$0.09	$(0.01)	$0.13
Average Diluted Shares Outstanding: 80,163,736

Three Months Ended March 31, 2015
GAAP Net Earnings (Loss) Attributable to PNMR	$0.12	$0.10	$(0.04)	$0.18
Adjusting items
Mark-to-market impact of economic hedges	0.01	—	—	0.01
Net change in unrealized impairments of available-for-sale securities	—	—	—	—
New Mexico corporate income tax rate change	—	—	—	—
Regulatory disallowances	—	—	—	—
State tax credit and NOL impairment	0.01	—	—	0.01
Loss related to previously disposed of activities	—	—	0.01	0.01
Total Adjustments	0.02	—	0.01	0.03
Ongoing Earnings (Loss)	$0.14	$0.10	$(0.03)	$0.21
Average Diluted Shares Outstanding: 80,152,957

PNM Resources, Inc. and Subsidiaries
Schedule 3
Condensed Consolidated Statement of Earnings
(Preliminary and Unaudited)

	Three Months Ended March 31,
	2016	2015
	(In thousands, except per share amounts)
Electric Operating Revenues	$310,961	$332,868
Operating Expenses:
Cost of energy	92,369	115,645
Administrative and general	47,109	43,859
Energy production costs	42,686	42,669
Regulatory disallowances and restructuring costs	774	215
Depreciation and amortization	49,829	45,461
Transmission and distribution costs	16,594	16,487
Taxes other than income taxes	20,092	18,963
Total operating expenses	269,453	283,299
Operating income	41,508	49,569
Other Income and Deductions:
Interest income	3,622	1,750
Gains on available-for-sale securities	6,218	4,024
Other income	4,264	4,961
Other (deductions)	(2,999)	(3,662)
Net other income and deductions	11,105	7,073
Interest Charges	31,491	30,273
Earnings before Income Taxes	21,122	26,369

Income Taxes	7,157	8,517
Net Earnings	13,965	17,852
(Earnings) Attributable to Valencia Non-controlling Interest	(3,287)	(3,380)
Preferred Stock Dividend Requirements of Subsidiary	(132)	(132)
Net Earnings Attributable to PNMR	$10,546	$14,340
Net Earnings Attributable to PNMR per Common Share:
Basic	$0.13	$0.18
Diluted	$0.13	$0.18
Dividends Declared per Common Share	$0.22	$0.20